99.2 Press Release of Mediscience Technology Corp. dated November 28, 2005

(NJ-MEDISCIENCE-TECH)(MDSC-OTCBB) Mediscience Technology Corp.

CHERRY HILL, N.J. November 29, 2005, announced: effect immediately: Joseph Franchetti, Dr. Anil Rastogi and Sidney Braginsky have joined the Mediscience Board as independent directors (see 8-K filing November28, 2005 for complete and specific detailed CV's of the three.

Joseph Franchetti: extensive executive corporate experience in the medical
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device industry as CEO, President, COO of start-up and NYSE companies.
Responsible for product development managment and distribution, e.g. Technicon Corporation, Tarrytown, New York 1970 - 1979 Vice-President/General Manager (now Bayer Corporation ), Narco Scientific, Pennsylvania former (NYSE) public company Executive Vice-President and General Manager, Colin Medical Instruments Corporation, San Antonio, Texas CEO ,President, Director responsible for starting, building all North/South American operations. Japanese owned world-leader in non-invasive blood pressure and vital signs diagnostic and monitoring medical devices

Dr. Anil Rastogi: A senior executive with diverse leadership experience in
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several industries & in academic environment managing technology-driven businesses, start-up ventures & successfully completing IPO. Demonstrated success at commercialization of technology, bringing products from inception to market. Strong skills in establishing global strategic partners, strong organization development skills with bottom-line focus and a profit orientation. International experience in European and Pacific Rim markets. e.g. MEAD IMAGING, Dayton, Ohio 1987-1991 President, Cycolor Division 1989-1991, NOMOS Corporation, Sewickley, Pennsylvania leading supplier of radiation therapy treatment planning software and systems for cancer patients 1998-2002 President & Chief Executive Officer, OWENS-CORNING FIBERGLAS CORPORATION, Toledo, Ohio 1969-1987 Director, Corporate Diversification Portfolio 1983-1987

Sidney Braginsky: senior executive with diverse leadership experience in several industries was with Olympus Optical Ltd., Executive Vice-President and COO of the Olympus Scientific Products Group. a multi-national corporation 30 years in senior corporate and executive positions including serving from 1991 to 2001 as chief executive officer, and from 1999 to July 2001 as president and chief executive officer of Olympus America and executive vice-President and COO of the Olympus Scientific Products Group.


Mediscience Chief Executive Officer Peter Katevatis Esq. stated, "The three Board members and the recent employment of Mr. Benick CPA as Company CFO provide Mediscience significant and valuable depth of corporate and market experience to properly deploy specific applications of our IP Optical Biopsy platform technology. e.g.

1. Ingestible Photonic Pill with our imbedded / IP Optical Biopsy platform technology, designed to distinguish cancerous, pre-cancerous, or benign tissues from normal tissue. (Equity partnered with both CUNY and Info tonics) and,

2. Initiate FDA clinical trials for our CD Ratiometer(TM), a medical device utilizing Optical Biopsy designed to detect cervical cancer and/or physiological changes on a molecular level.

                       About Mediscience Technology Corp.

Mediscience Technology Corporation and its New York subsidiary, Medi-photonics Development Company LLC, are engaged in the design, development and commercialization of medical devices that detect cancer and physiological change using frequencies of light that are emitted, scattered


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and absorbed to distinguish malignant, precancerous, or benign tissues from normal tissues. Med science's exclusive protected noninvasive technology combines the advantages of real-time results with enhanced diagnostic sensitivity and specificity compared with other methods of cancer detection.

                                 Investor Notice

Certain of the matters discussed in this announcement contain forward-looking statements that involve material risks and uncertainties including market conditions and FDA approval, which is required before the Camera Pill or the CD Ratiometer can be sold or licensed for use in the United States. This press release is intended to comply with Rule 135c promulgated under the Securities Act of 1933.
8-K filing dtd November 28, 2005 (directors)
8-K filing dtd November 28, 2005 (Chief Financial Officer) www.infotonics.org/ResearchProjects/CompactPhotonicExplorers.asp
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www.cunyphotonics.com     www.
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medisciencetech.com
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 New England Journal of Medicine July-29-2004 (capsule endoscope technology)
CITIGROUP/Smith Barney Analyst Report 10-1-2004 see Pg. 20 (MTC/Info tonics)

                                    Contact

Michael Engelhart, Pres/COO (201) - 925 5077 mengelhart@mediscience.com Peter Katevatis Esq. Chairman/ CEO (215)-485-0362 metpk@aol.com
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